UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009

Exact Name of Registrant as Specified
in Charter; State or Other Jurisdiction of
Incorporation; Address of Principal
	Executive Offices and Telephone	IRS Employer
Commission File Number	Number including area code	Identification Number

1-8962	Pinnacle West Capital Corporation (an	86-0512431
Arizona corporation) 400 North Fifth
Street, P.O. Box 53999 Phoenix, AZ
85072-3999 (602) 250-1000

1-4473	Arizona Public Service Company (an	86-0011170
Arizona corporation) 400 North Fifth
Street, P.O. Box 53999 Phoenix, AZ
85072-3999 (602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Retirement of William J. Post
     On January 21, 2009, the Company announced that William J. Post will resign from his position as Chairman of the Board and Chief Executive Officer of Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”), effective April 30, 2009. Mr. Post will remain a member of the Company’s Board of Directors. A copy of the press release discussing Mr. Post’s retirement is attached to this Current Report on Form 8-K as Exhibit 99.1.
     (c) Appointment of Donald E. Brandt
     The Company announced on January 21, 2009, that the Board of Directors of Pinnacle West appointed Donald E. Brandt to replace Mr. Post as Pinnacle West’s Chairman of the Board and Chief Executive Officer, effective April 30, 2009. Mr. Brandt was also elected to the Board of Directors of Pinnacle West and Arizona Public Service Company (“APS”), effective January 21, 2009, and will become APS’ Chairman of the Board, effective April 30, 2009. In connection with this appointment, the Board set Mr. Brandt’s base salary at $900,000, effective January 21, 2009. Mr. Brandt, age 54, currently serves as Pinnacle West’s President and Chief Operating Officer and APS’ President and Chief Executive Officer. He was elected Pinnacle West’s President and Chief Operating Officer in March 2008 and became APS’ Chief Executive Officer at that same time. He was elected President of APS in December 2006. Prior to that time, he was Executive Vice President of APS (September 2003 — December 2006) and Senior Vice President of APS (January 2003 — September 2003). Before then, he was elected Executive Vice President of Pinnacle West in September 2003 and Chief Financial Officer of APS in January of 2003. He was also Senior Vice President of Pinnacle West (December 2002 — September 2003) and Chief Financial Officer of Pinnacle West in December 2002.
     (e) 2009 Incentive Plans
     On January 21, 2009, the Board of Directors of Pinnacle West, acting on the recommendation of the Board’s Human Resources Committee (the “Committee”), approved the 2009 Pinnacle West Employee Incentive Plan (the “Pinnacle West Incentive Plan”) and the 2009 APS Employee Incentive Plan (the “APS Incentive Plan”) (collectively, the “2009 Plans”). The 2009 Plans provide incentive award opportunities for Pinnacle West and APS employees, including the following “named executive officers” from the Company’s proxy statement relating to its May 21, 2008 Annual Meeting: Donald E. Brandt, Pinnacle West’s President and Chief Operating Officer and the President and Chief Executive Officer of APS; Randall K. Edington, Executive Vice President and Chief Nuclear Officer of APS; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation, of APS (the other named executive officers from that proxy statement have either retired or will be retiring this year and will not be participating in the 2009 Plans).
     From January 1, 2009 through April 30, 2009, Mr. Brandt’s incentive opportunities will be under the APS Incentive Plan. As discussed above, Mr. Brandt will be assuming the positions of Chairman of the Board and Chief Executive Officer of Pinnacle West, effective April 30, 2009. As a result, Mr. Brandt’s incentive opportunities from May 1, 2009 through December 31, 2009 will be under the Pinnacle West Incentive Plan. As required by the Committee’s Charter, the Committee, rather than the Board, approved the “Chairman and CEO” component of the Pinnacle West Incentive Plan for Mr. Brandt for this eight-month period. Mr. Brandt’s incentive opportunities under the Pinnacle West Incentive Plan and the APS Incentive Plan will be pro-rated based on the number of months he is subject to each 2009 Plan.
     The award opportunity for Mr. Brandt is based on APS’ 2009 earnings (while he is subject to the APS Plan) and on Pinnacle West’s 2009 earnings (while he is subject to the Pinnacle West Incentive Plan), excluding, in each case, impacts from certain Arizona Corporation Commission rate decisions. The Committee will evaluate impacts of unusual or nonrecurring adjustments on actual earnings. Once the earnings threshold is met, the achievement of the level of earnings generally determines what award, if any, the participant receives. However, the amount of the award, if any, is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than earnings, such as shareholder value creation, customer service, financial strength, operating performance, and safety. Subject to the foregoing, Mr. Brandt has an award opportunity of up to 50% of his base salary if a threshold earnings level is met, up to 100% of his base salary if a midpoint earnings level is met, and up to 150% of his base salary if a maximum earnings level is met.
     In the case of Messrs. Edington and Wheeler, the APS Incentive Plan is composed of two components, one of which is based on APS’ 2009 earnings and the other on the achievement of specified business unit results. For Messrs. Edington and Wheeler, once the specified APS earnings threshold is met (subject to the potential earnings adjustments discussed above), the achievement of the level of earnings and business unit results generally determines what award, if any, they will receive. However, the amount of the award, if any, to each participant in the APS Incentive Plan is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than APS earnings and the achievement of business unit results, such as shareholder value creation, customer service, financial strength, operating performance, safety, and the Chief Executive Officer’s assessment of the officer’s individual performance during the year, to measure performance. Subject to the foregoing, Mr. Edington and Mr. Wheeler each has an award opportunity of up to 25% of his base salary if the midpoint earnings level is met and up to 50% of his base salary if the maximum earnings level is met.
     In the case of Mr. Edington and Mr. Wheeler, the APS Incentive Plan details “critical success indicators” for specific business units. Once an APS’ earnings threshold is met, the Committee will consider the achievement of the critical success indicators, which the Committee may weigh as it deems appropriate in determining an incentive opportunity for each individual up to 50% of his base salary. In the case of Mr. Edington, the Committee will consider the following key critical success indicators in the Palo Verde Nuclear Generation Station business unit: safety performance; performance improvement in other key areas, such as equipment reliability and plant metrics; production, including site capacity factor and outage durations; and financial performance. In the case of Mr. Wheeler, the Committee will consider the following key critical success indicators in the Customer Service, Delivery, and Regulatory business unit: safety performance; customer experience survey; business performance trends; customer reliability; and environmental performance.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On January 21, 2009, the Board of Directors of Pinnacle West approved an amendment to Pinnacle West’s Bylaws to require directors to tender their resignation to the Corporate Governance Committee for consideration in the event, in an uncontested election, the director receives a greater number of votes cast “withheld” for his or her election than “for” such election. Prior to the amendment, this requirement was included in Pinnacle West’s Corporate Governance Guidelines. The amendment became effective on January 21, 2009. The preceding disclosure is qualified in its entirety by reference to the Pinnacle West Bylaw amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Exhibit Index

Exhibit No.	Registrant(s)	Description

3.1	Pinnacle West Capital Corporation	Amendment to Pinnacle West Capital Corporation’s Bylaws, effective as of January 21, 2009

99.1	Pinnacle West Capital Corporation	Press Release dated January 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 26, 2009	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 26, 2009	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer